Exhibit 99.1

WARNER MUSIC GROUP CORP. REPORTS RESULTS FOR FISCAL SECOND QUARTER ENDED MARCH 31, 2018

•	Total revenue grew 16.7% or was up 10.4% in constant currency
•	Digital revenue grew 24.6% or was up 19.7% in constant currency
•	Net loss was $1 million versus net income of $20 million in the prior-year quarter
•	OIBDA was $152 million versus $141 million in the prior-year quarter

NEW YORK, New York, May 7, 2018—Warner Music Group Corp. today announced its second-quarter financial results for the period ended March 31, 2018.

“We’re having another excellent year with strong momentum around the world in both Recorded Music and Music Publishing,” said Steve Cooper, Warner Music Group’s CEO.  “We’re investing heavily in A&R, digital innovation and the transformation of our operations to ensure that we are positioned for long-term success.”

“We showed strong revenue and OIBDA growth in our second quarter,” added Eric Levin, Warner Music Group’s Executive Vice President and CFO.  “This is our eleventh consecutive quarter of year-over-year revenue growth and we’re proud of our ability to deliver robust results on a consistent basis.”

Total WMG

Total WMG Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017	% Change
	(unaudited)	(unaudited)
Revenue	$963	$825	17%
Digital revenue	547	439	25%
Operating income	83	78	6%
Adjusted operating income⁯(1)	112	83	35%
OIBDA(1)	152	141	8%
Adjusted OIBDA(1)	181	146	24%
Net (loss) income	(1)	20	-
Adjusted net income (1)	28	25	12%
Net cash provided by operating activities	0	70	-100%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Revenue grew 16.7% (or 10.4% in constant currency).  Growth in Recorded Music digital, physical and licensing revenue and all segments of Music Publishing revenue were partially offset by a decline in Recorded Music artist services and expanded-rights revenue.  Revenue increased in all regions.

Digital revenue increased 24.6% (or 19.7% in constant currency), and represented 56.8% of total revenue, compared to 53.2% in the prior-year quarter.

Operating income was $83 million compared to $78 million in the prior-year quarter.  OIBDA rose 7.8% to $152 million from $141 million in the prior-year quarter and OIBDA margin declined 1.3 percentage points to 15.8% from 17.1% in the prior-year quarter.  The increase in operating income and OIBDA was largely the result of higher revenue partially offset by restructuring costs and an increase in facilities costs related to the Company’s Los Angeles office consolidation.  Adjusted OIBDA rose 24.0%, benefiting from revenue growth and Adjusted OIBDA margin improved 1.1 percentage points to 18.8% as a result of revenue growth and revenue mix.

Net loss was $1 million compared to net income of $20 million in the prior-year quarter and Adjusted net income was $28 million compared to Adjusted net income of $25 million in the prior-year quarter.  The net loss was primarily attributable to a loss on extinguishment of debt of $23 million related to the partial redemption of the Company’s 6.75% Senior Notes, and higher non-cash tax expense in the quarter related to a one-time tax benefit in the prior-year quarter, offset by higher operating income.  These factors more than offset lower other expense largely related to a currency-related gain on intercompany loans and improved operating income.

Adjusted operating income, Adjusted OIBDA and Adjusted net income exclude certain costs related to the relocation of the Company’s U.S. shared service center to Nashville, the Company’s Los Angeles office consolidation and restructuring in the quarter, and certain costs mainly related to the Nashville relocation and PLG-related asset sales in the prior-year quarter.  See below for calculations and reconciliations of OIBDA, Adjusted operating income, Adjusted OIBDA and Adjusted net income.

As of March 31, 2018, the Company reported a cash balance of $612 million, total debt of $2.947 billion and net debt (total long-term debt, which is net of deferred financing costs of $33 million, minus cash) of $2.335 billion.

Cash provided by operating activities was $0 compared to $70 million in the prior-year quarter.  The change was largely a result of movements in working capital related to the payment of annual bonuses and other variable compensation, and timing of royalty payments.  Free Cash Flow, defined below, was negative $22 million compared to $70 million in the prior-year quarter, reflecting the change in cash provided by operating activities, and the impact of sale of investments in the prior-year quarter.

Recorded Music

Recorded Music Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017	% Change
	(unaudited)	(unaudited)
Revenue	$791	$686	15%
Digital revenue	491	400	23%
Operating income	80	69	16%
Adjusted operating income⁯(1)	106	73	45%
OIBDA(1)	127	112	13%
Adjusted OIBDA(1)	153	116	32%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Recorded Music revenue grew 15.3% (or 9.1% in constant currency).  Growth in digital, physical and licensing revenue was partially offset by a decline in artist services and expanded-rights revenue.  Digital growth reflects a continuing shift to streaming revenue.  Licensing revenue rose due to higher broadcast fee income and increased synchronization activity.  The increase in physical revenue was largely currency-related.  The decline in artist services and expanded-rights revenue was largely due to increased concert promotion and merchandising activity in the prior-year quarter.  Recorded Music revenue grew in all regions.  Major sellers included Ed Sheeran, The Greatest Showman soundtrack album, Bruno Mars, WANIMA and Dua Lipa.

Recorded Music operating income was $80 million up from $69 million in the prior-year quarter, and operating margin was flat at 10.1%.  OIBDA rose 13.4% to $127 million from $112 million in the prior-year quarter driven by revenue growth.  OIBDA margin declined 0.2 percentage points to 16.1% due primarily to restructuring costs and an increase in facilities costs related to the Company’s Los Angeles office consolidation.  Adjusted OIBDA was $153 million up from $116 million in the prior-year quarter and Adjusted OIBDA margin was up 2.4 percentage points to 19.3% reflecting the benefits of revenue mix.

Music Publishing

Music Publishing Summary Results
(dollars in millions)
	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017	% Change
	(unaudited)	(unaudited)
Revenue	$174	$145	20%
Digital revenue	57	43	33%
Operating income	41	41	0%
OIBDA(1)	60	58	3%

(1) See "Supplemental Disclosures Regarding Non-GAAP Financial Measures" at the end of this release for details regarding these measures.

Music Publishing revenue rose 20.0% (or 13.7% in constant currency).  Revenue grew in all segments – digital, performance, synchronization and mechanical.

Music Publishing operating income was flat at $41 million.  Music Publishing OIBDA rose by $2 million to $60 million and Music Publishing OIBDA margin declined by 5.5 percentage points to 34.5%, largely due to revenue mix.

Financial details for the quarter can be found in the Company’s current Form 10-Q, for the period ended March 31, 2018, filed today with the Securities and Exchange Commission.

This morning, management will host a conference call to discuss the results at 8:30 A.M. EST.  The call will be webcast at www.wmg.com.

About Warner Music Group

With its broad roster of new stars and legendary artists, Warner Music Group is home to a collection of the best-known record labels in the music industry including, Asylum, Atlantic, Big Beat, Canvasback, East West, Elektra, Erato, FFRR, Fueled by Ramen, Nonesuch, Parlophone, Reprise, Rhino, Roadrunner, Sire, Warner Bros., Warner Classics and Warner Music Nashville, as well as Warner/Chappell Music, one of the world's leading music publishers with a catalog of more than one million copyrights worldwide.

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995

This communication includes forward-looking statements that reflect the current views of Warner Music Group about future events and financial performance.  Words such as "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes," "forecasts" and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters, identify forward-looking statements.  All forward-looking statements are made as of today, and we disclaim any duty to update such statements.  Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them.  However, we cannot assure you that management's expectations, beliefs and projections will result or be achieved. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from our expectations.  Please refer to our Annual Report on Form 10-K, Quarterly Report on Form 10-Qs and our other filings with the U.S. Securities and Exchange Commission concerning factors that could cause actual results to differ materially from those described in our forward-looking statements.

We maintain an Internet site at www.wmg.com.  We use our website as a channel of distribution for material company information.  Financial and other material information regarding Warner Music Group is routinely posted on and accessible at http://investors.wmg.com.  In addition, you may automatically receive email alerts and other information about Warner Music Group by enrolling your email address through the “email alerts” section at http://investors.wmg.com.  Our website and the information posted on it or connected to it shall not be deemed to be incorporated by reference into this communication.

Basis of Presentation

The Company maintains a 52-53 week fiscal year ending on the last Friday in each reporting period.  As such, all references to March 31, 2018 and March 31, 2017 relate to the periods ended March 30, 2018 and March 31, 2017, respectively.  For convenience purposes, the Company continues to date its financial statements as of March 31.  The fiscal year ended September 30, 2017 ended on September 29, 2017.

Figure 1. Warner Music Group Corp. - Consolidated Statements of Operations, Three and Six Months Ended March 31, 2018 versus March 31, 2017
(dollars in millions)

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017	% Change
	(unaudited)	(unaudited)
Revenue	$963	$825	17%
Cost and expenses:
Cost of revenue	(488)	(415)	-18%
Selling, general and administrative expenses	(337)	(282)	-20%
Amortization expense	(55)	(50)	-10%
Total costs and expenses	$(880)	$(747)	-18%
Operating income	$83	$78	6%
Loss on extinguishment of debt	(23)	-	-
Interest expense, net	(36)	(36)	0%
Other expense, net	(6)	(19)	68%
Income before income taxes	$18	$23	-22%
Income tax expense	(19)	(3)	-
Net (loss) income	$(1)	$20	-
Less: Income attributable to noncontrolling interest	(2)	(1)	-100%
Net (loss) income attributable to Warner Music Group Corp.	$(3)	$19	-

	For the Six Months Ended March 31, 2018	For the Six Months Ended March 31, 2017	% Change
	(unaudited)	(unaudited)
Revenue	$2,008	$1,742	15%
Costs and expenses:
Cost of revenue	(1,057)	(911)	-16%
Selling, general and administrative expenses	(670)	(558)	-20%
Amortization expense	(108)	(101)	-7%
Total costs and expenses	$(1,835)	$(1,570)	-17%
Operating income	$173	$172	1%
Loss on extinguishment of debt	(24)	(32)	25%
Interest expense, net	(72)	(76)	5%
Other income, net	(2)	-	-
Income before income taxes	$75	$64	17%
Income tax expense	(71)	(20)	-
Net income	$4	$44	-91%
Less: Income attributable to noncontrolling interest	(3)	(3)	0%
Net income attributable to Warner Music Group Corp.	$1	$41	-98%

Figure 2. Warner Music Group Corp. - Consolidated Balance Sheets at March 31, 2018 versus September 30, 2017
(dollars in millions)

	March 31,	September 30,
	2018	2017	% Change
	(unaudited)	(unaudited)
Assets
Current assets:
Cash and equivalents	$612	$647	-5%
Redemption deposit	119	-	-
Accounts receivable, net	427	404	6%
Inventories	39	39	0%
Royalty advances expected to be recouped within one year	148	141	5%
Prepaid and other current assets	62	44	41%
Total current assets	$1,407	$1,275	10%
Royalty advances expected to be recouped after one year	181	172	5%
Property, plant and equipment, net	214	213	1%
Goodwill	1,696	1,685	1%
Intangible assets subject to amortization, net	2,037	2,090	-3%
Intangible assets not subject to amortization	118	117	1%
Deferred tax assets, net	52	97	-46%
Other assets	77	69	12%
Total assets	$5,782	$5,718	1%
Liabilities and Equity
Current liabilities:
Accounts payable	$203	$208	-2%
Accrued royalties	1,358	1,263	8%
Accrued liabilities	340	365	-7%
Accrued interest	27	41	-34%
Deferred revenue	197	197	0%
Current portion of long-term debt	111	-	-
Other current liabilities	37	26	42%
Total current liabilities	$2,273	$2,100	8%
Long-term debt	2,836	2,811	1%
Deferred tax liabilities, net	194	190	2%
Other noncurrent liabilities	274	309	-11%
Total liabilities	$5,577	$5,410	3%
Equity:
Common stock	-	-	-
Additional paid-in capital	1,128	1,128	0%
Accumulated deficit	(778)	(654)	-19%
Accumulated other comprehensive loss, net	(161)	(181)	-11%
Total Warner Music Group Corp. equity	$189	$293	-35%
Noncontrolling interest	16	15	7%
Total equity	205	308	-33%
Total liabilities and equity	$5,782	$5,718	1%

Figure 3. Warner Music Group Corp. - Summarized Statements of Cash Flows, Three and Six Months Ended March 31, 2018 versus March 31, 2017
(dollars in millions)

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017
	(unaudited)	(unaudited)
Net cash provided by operating activities	$-	$70
Net cash used in investing activities	(22)	-
Net cash used in financing activities	(146)	(55)
Effect of foreign currency exchange rates on cash and equivalents	4	6
Net (decrease) increase in cash and equivalents	$(164)	$21

	For the Six Months Ended March 31, 2018	For the Six Months Ended March 31, 2017
	(unaudited)	(unaudited)
Net cash provided by operating activities	$136	$226
Net cash used in investing activities	(28)	(12)
Net cash used in financing activities	(149)	(93)
Effect of foreign currency exchange rates on cash and equivalents	6	(4)
Net (decrease) increase in cash and equivalents	$(35)	$117

Figure 4. Warner Music Group Corp. - Recorded Music Digital Revenue Summary, Three and Six Months Ended March 31, 2018 versus March 31, 2017
(dollars in millions)

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017
	(unaudited)	(unaudited)
Streaming	$415	$300
Downloads and Other Digital	76	100
Total Recorded Music Digital Revenue	$491	$400

	For the Six Months Ended March 31, 2018	For the Six Months Ended March 31, 2017
	(unaudited)	(unaudited)
Streaming	$819	$611
Downloads and Other Digital	153	191
Total Recorded Music Digital Revenue	$972	$802

Supplemental Disclosures Regarding Non-GAAP Financial Measures

We evaluate our operating performance based on several factors, including the following non-GAAP financial measures:

OIBDA

OIBDA reflects our operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets.  We consider OIBDA to be an important indicator of the operational strengths and performance of our businesses, and believe the presentation of OIBDA helps improve the ability to understand our operating performance and evaluate our performance in comparison to comparable periods.  However, a limitation of the use of OIBDA as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses.  Accordingly, OIBDA should be considered in addition to, not as a substitute for, operating income (loss), net income (loss) and other measures of financial performance reported in accordance with U.S. GAAP.  In addition, OIBDA, as we calculate it, may not be comparable to similarly titled measures employed by other companies.

Figure 5. Warner Music Group Corp. - Reconciliation of Net Income to OIBDA, Three and Six Months Ended March 31, 2018 versus March 31, 2017
(dollars in millions)

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017	% Change
	(unaudited)	(unaudited)
Net (loss) income attributable to Warner Music Group Corp.	$(3)	$19	-
Income attributable to noncontrolling interest	2	1	100%
Net (loss) income	$(1)	$20	-
Income tax expense	19	3	-
Income including income taxes	$18	$23	-22%
Other expense, net	6	19	-68%
Interest expense, net	36	36	0%
Loss on extinguishment of debt	23	-	-
Operating income	$83	$78	6%
Amortization expense	55	50	-10%
Depreciation expense	14	13	-8%
OIBDA	$152	$141	8%
Operating income margin	8.6%	9.5%
OIBDA margin	15.8%	17.1%

	For the Six Months Ended March 31, 2018	For the Six Months Ended March 31, 2017	% Change
	(unaudited)	(unaudited)
Net income attributable to Warner Music Group Corp.	$1	$41	-98%
Income attributable to noncontrolling interest	3	3	0%
Net income	$4	$44	-91%
Income tax expense	71	20	-
Income including income taxes	$75	$64	17%
Other expense net	2	-	-
Interest expense, net	72	76	-5%
Loss on extinguishment of debt	24	32	-25%
Operating income	$173	$172	1%
Amortization expense	108	101	-7%
Depreciation expense	26	25	-4%
OIBDA	$307	$298	3%
Operating income margin	8.6%	9.9%
OIBDA margin	15.3%	17.1%

Figure 6. Warner Music Group Corp. - Reconciliation of Segment Operating Income to OIBDA, Three and Six Months Ended March 31, 2018 versus March 31, 2017
(dollars in millions)

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017	% Change
	(unaudited)	(unaudited)
Total WMG operating income – GAAP	$83	$78	6%
Depreciation and amortization expense	(69)	(63)	-10%
Total WMG OIBDA	$152	$141	8%
Operating income margin	8.6%	9.5%
OIBDA margin	15.8%	17.1%

Recorded Music operating income - GAAP	$80	$69	16%
Depreciation and amortization expense	(47)	(43)	-9%
Recorded Music OIBDA	$127	$112	13%
Recorded Music operating income margin	10.1%	10.1%
Recorded Music OIBDA margin	16.1%	16.3%

Music Publishing operating income - GAAP	$41	$41	0%
Depreciation and amortization expense	(19)	(17)	-12%
Music Publishing OIBDA	$60	$58	3%
Music Publishing operating income margin	23.6%	28.3%
Music Publishing OIBDA margin	34.5%	40.0%

	For the Six Months Ended March 31, 2018	For the Six Months Ended March 31, 2017	% Change
	(unaudited)	(unaudited)
Total WMG operating income - GAAP	$173	$172	1%
Depreciation and amortization expense	(134)	(126)	-6%
Total WMG OIBDA	$307	$298	3%
Operating income margin	8.6%	9.9%
OIBDA margin	15.3%	17.1%

Recorded Music operating income - GAAP	$209	$192	9%
Depreciation and amortization expense	(91)	(85)	-7%
Recorded Music OIBDA	$300	$277	8%
Recorded Music operating income margin	12.3%	12.9%
Recorded Music OIBDA margin	17.7%	18.7%

Music Publishing operating income - GAAP	$40	$39	3%
Depreciation and amortization expense	(37)	(35)	-6%
Music Publishing OIBDA	$77	$74	4%
Music Publishing operating income margin	12.6%	14.5%
Music Publishing OIBDA margin	24.3%	27.5%

Adjusted Operating Income (Loss), Adjusted OIBDA and Adjusted Net Income (Loss)

Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) is operating income (loss), OIBDA and net income (loss), respectively, adjusted to exclude the impact of certain items that affect comparability.  Factors affecting period-to-period comparability of the unadjusted measures in the quarter included the items listed in Figure 8 below.  We use Adjusted operating income (loss), Adjusted OIBDA and Adjusted net income (loss) to evaluate our actual operating performance.  We believe that the adjusted results provide relevant and useful information for investors because they clarify our actual operating performance, make it easier to compare our results with those of other companies in our industry and allow investors to review performance in the same way as our management.  Since these are not measures of performance calculated in accordance with U.S. GAAP, they should not be considered in isolation of, or as a substitute for, operating income (loss), OIBDA and net income (loss) attributable to Warner Music Group Corp. as indicators of operating performance, and they may not be comparable to similarly titled measures employed by other companies.

Figure 7. Warner Music Group Corp. - Reconciliation of Reported to Adjusted Results, Three and Six Months Ended March 31, 2018 versus March 31, 2017
(dollars in millions)

For the Three Months Ended March 31, 2018
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net (loss) income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$83	$80	$41	$152	$127	$60	$(1)
Factors Affecting Comparability:
Restructuring	22	21	-	22	21	-	22
One-Time Compensation Payment	1	1	-	1	1	-	1
L.A. Office Consolidation	3	3	-	3	3	-	3
Nashville Shared Service Costs	3	1	-	3	1	-	3
Adjusted Results	$112	$106	$41	$181	$153	$60	$28

Adjusted Margin	11.6%	13.4%	23.6%	18.8%	19.3%	34.5%

For the Three Months Ended March 31, 2017
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$78	$69	$41	$141	$112	$58	$20
Factors Affecting Comparability:
Costs and Loss on PLG-Related Asset Sales	2	2	-	2	2	-	2
Nashville Shared Service Costs	3	2	-	3	2	-	3
Adjusted Results	$83	$73	$41	$146	$116	$58	$25

Adjusted Margin	10.1%	10.6%	28.3%	17.7%	16.9%	40.0%

For the Six Months Ended March 31, 2018
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$173	$209	$40	$307	$300	$77	$4
Factors Affecting Comparability:
Restructuring	25	23	-	25	23	-	25
One-Time Compensation Payment	4	4	-	4	4	-	4
L.A. Office Consolidation	7	7	-	7	7	-	7
Nashville Shared Service Costs	6	2	-	6	2	-	6
Adjusted Results	$215	$245	$40	$349	$336	$77	$46

Adjusted Margin	10.7%	14.5%	12.6%	17.4%	19.8%	24.3%

For the Six Months Ended March 31, 2017
	Total WMG Operating Income	Recorded Music Operating Income	Music Publishing Operating Income	Total WMG OIBDA	Recorded Music OIBDA	Music Publishing OIBDA	Net income
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reported Results	$172	$192	$39	$298	$277	$74	$44
Factors Affecting Comparability:
Costs and Loss on PLG-Related Asset Sales	4	4	-	4	4	-	4
Nashville Shared Service Costs	5	3	-	5	3	-	5
Adjusted Results	$181	$199	$39	$307	$284	$74	$53

Adjusted Margin	10.4%	13.4%	14.5%	17.6%	19.2%	27.5%

Constant Currency

Because exchange rates are an important factor in understanding period-to-period comparisons, we believe the presentation of revenue on a constant-currency basis in addition to reported revenue helps improve the ability to understand our operating results and evaluate our performance in comparison to prior periods.  Constant-currency information compares results between periods as if exchange rates had remained constant period over period.  We use results on a constant-currency basis as one measure to evaluate our performance.  We calculate constant-currency results by applying current-year foreign currency exchange rates to prior-year results.  However, a limitation of the use of the constant-currency results as a performance measure is that it does not reflect the impact of exchange rates on our revenue.  These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP.  Results on a constant-currency basis, as we present them, may not be comparable to similarly titled measures used by other companies and are not a measure of performance presented in accordance with U.S. GAAP.

Figure 8. Warner Music Group Corp. - Revenue by Geography and Segment, Three and Six Months Ended March 31, 2018 versus March 31, 2017 As Reported and Constant Currency
(dollars in millions)

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017	For the Three Months Ended March 31, 2017
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)
US revenue
Recorded Music	$335	$305	$305
Music Publishing	88	76	76
International revenue
Recorded Music	456	381	420
Music Publishing	86	69	77
Intersegment eliminations	(2)	(6)	(6)
Total Revenue	$963	$825	$872

Revenue by Segment:
Recorded Music
Digital	$491	$400	$417
Physical	147	142	154
Total Digital and Physical	638	542	571
Artist services and expanded-rights	74	81	88
Licensing	79	63	66
Total Recorded Music	791	686	725
Music Publishing
Performance	59	50	55
Digital	57	43	44
Mechanical	20	17	18
Synchronization	35	32	33
Other	3	3	3
Total Music Publishing	174	145	153
Intersegment eliminations	(2)	(6)	(6)
Total Revenue	$963	$825	$872

Total Digital Revenue	$547	$439	$457

	For the Six Months Ended March 31, 2018	For the Six Months Ended March 31, 2017	For the Six Months Ended March 31, 2017
	As reported	As reported	Constant
	(unaudited)	(unaudited)	(unaudited)

US revenue
Recorded Music	$705	$650	$650
Music Publishing	151	127	127
International revenue
Recorded Music	990	833	900
Music Publishing	166	142	154
Intersegment eliminations	(4)	(10)	(10)
Total Revenue	$2,008	$1,742	$1,821

Revenue by Segment:
Recorded Music
Digital	$972	$802	$828
Physical	370	369	390
Total Digital and Physical	1,342	1,171	1,218
Artist services and expanded-rights	179	171	183
Licensing	174	141	149
Total Recorded Music	1,695	1,483	1,550
Music Publishing
Performance	102	87	93
Digital	110	86	89
Mechanical	38	33	34
Synchronization	62	58	59
Other	5	5	6
Total Music Publishing	317	269	281
Intersegment eliminations	(4)	(10)	(10)
Total Revenue	$2,008	$1,742	$1,821

Total Digital Revenue	$1,080	$883	$912

Free Cash Flow

Free Cash Flow reflects our cash flow provided by operating activities less capital expenditures and cash paid or received for investments.  We use Free Cash Flow, among other measures, to evaluate our operating performance.  Management believes Free Cash Flow provides investors with an important perspective on the cash available to fund our debt service requirements, ongoing working capital requirements, capital expenditure requirements, strategic acquisitions and investments, and any dividends, prepayments of debt or repurchases or retirement of our outstanding debt or notes in open market purchases, privately negotiated purchases or otherwise.  As a result, Free Cash Flow is a significant measure of our ability to generate long-term value.  It is useful for investors to know whether this ability is being enhanced or degraded as a result of our operating performance.  We believe the presentation of Free Cash Flow is relevant and useful for investors because it allows investors to view performance in a manner similar to the method management uses.

Because Free Cash Flow is not a measure of performance calculated in accordance with U.S. GAAP, Free Cash Flow should not be considered in isolation of, or as a substitute for, net income (loss) as an indicator of operating performance or cash flow provided by operating activities as a measure of liquidity.  Free Cash Flow, as we calculate it, may not be comparable to similarly titled measures employed by other companies.  In addition, Free Cash Flow does not necessarily represent funds available for discretionary use and is not necessarily a measure of our ability to fund our cash needs.  Because Free Cash Flow deducts capital expenditures and cash paid or received for investments from “net cash provided by operating activities” (the most directly comparable U.S. GAAP financial measure), users of this information should consider the types of events and transactions that are not reflected.  We provide below a reconciliation of Free Cash Flow to the most directly comparable amount reported under U.S. GAAP, which is “net cash provided by operating activities.”

Figure 9. Warner Music Group Corp. - Calculation of Free Cash Flow, Three and Six Months Ended March 31, 2018 versus March 31, 2017
(dollars in millions)

	For the Three Months Ended March 31, 2018	For the Three Months Ended March 31, 2017
	(unaudited)	(unaudited)
Net cash provided by operating activities	$-	$70
Less: Capital expenditures	13	10
Less: Net cash received for investments	9	(10)

Free Cash Flow	$(22)	$70

	For the Six Months Ended March 31, 2018	For the Six Months Ended March 31, 2017
	(unaudited)	(unaudited)
Net cash provided by operating activities	$136	$226
Less: Capital expenditures	29	18
Less: Net cash received for investments	(1)	(6)

Free Cash Flow	$108	$214

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Media Contact:	Investor Contact:
James Steven	Lori Scherwin
(212) 275-2213	(212) 275-4850
James.Steven@wmg.com	Investor.Relations@wmg.com